STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered on December 18, 2017 by and between Koichi Ishizuka whose address is 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, Japan, ("Seller") and PHOTOZOU HOLDINGS, INC., a Delaware corporation whose address is 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, Japan ("Purchaser");

WHEREAS, the Seller is the record owner and holder of the issued and outstanding shares of the capital stock of Photozou Koukoku Co., Ltd., a Japan corporation (the "Corporation"), which the Corporation has issued capital stock of 10,000 shares of no par value common stock; and

WHEREAS, the Purchaser desires to purchase from Seller and the Seller desires to sell to Purchaser 10,000 shares of common stock of the Corporation for an aggregate purchase price of 6,900,000 JPY, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing the Corporation's Stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement ("Closing") shall be held at Osaka, Japan, on a date following an 80% reconfirmation vote under Rule 419 and effectiveness of Form POS AM, or such other place, date and time as the parties hereto may otherwise agree.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3. EFFECTIVE DATE. The effective date of this Agreement shall be December 18, 2017.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a) Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of Japan and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock.

i. The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

ii. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

6. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Japan. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Tokyo, Japan. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

Seller: Koichi Ishizuka

By: /s/ Koichi Ishizuka

Purchaser: Photozou Holdings, Inc.

By: /s/ Koichi Ishizuka

Koichi Ishizuka
President, CEO and Sole Director

EXHIBIT "A" AMOUNT AND PAYMENT OF PURCHASE PRICE

(a) Consideration. As total consideration for the purchase and sale of 10,000 shares of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of 6,900,000 JPY, such total consideration to be referred to in this Agreement as the "Purchase Price".

(b) Payment. The Purchase Price shall be paid as follows:

i. The sum of 6,900,000 JPY to be delivered to Seller upon the execution of this Agreement.

ii. The sum of 6,900,000 JPY to be delivered to Seller at Closing.